Exhibit 99.1

Frontier Announces Appointment of Woody Young to its Board of Directors
Provides Value Creation Update

DALLAS, February 5, 2024 -- Frontier Communications Parent, Inc. (NASDAQ: FYBR) (“Frontier” or the “Company”) today announced the appointment of Woody Young to its Board of Directors, effective immediately.

Mr. Young is the former Chairman of Mergers and Acquisitions at Perella Weinberg Partners, where he also led the firm’s U.S. telecommunications and media advisory businesses. He previously served as the Co-Head of Global Telecommunications, Media, and Technology at Lazard.

“We are delighted to welcome Woody Young to Frontier,” said John G. Stratton, Executive Chairman of the Board of Frontier. “Woody brings decades of experience as an investment banker in the telecom industry, as well as deep operational and financial expertise. We look forward to benefitting from Woody’s insight as we build the leading provider of fiber internet access in America and drive shareholder value.”

Mr. Young added, “This is a compelling time to join the Frontier board. I look forward to working closely with Frontier’s directors and management to help execute its strategy, analyze capital allocation and value creation opportunities, and continue the Company’s strong progress.”

With Mr. Young’s appointment, the Frontier Board will expand to ten members, eight of whom are independent. The Board brings diverse and extensive experience across key disciplines, including technology, telecom, finance, operations, transactions, legal and regulatory, human capital, and shareholder value creation.

Value Creation Update

Mr. Stratton continued, “Since we began this turnaround in 2021, the team has successfully executed our fiber-first strategy. Over the last three years, we have doubled our fiber footprint, rapidly expanded our fiber customer base, achieved year-over-year EBITDA growth in 2023, and completed a landmark fiber securitization transaction.

As Frontier enters the next phase of its evolution, we believe that there are opportunities to create additional value for our shareholders. Accordingly, the Board and management team are executing a formal and comprehensive review process of all opportunities to unlock shareholder value, including continued optimization of our operational and financing strategy, strategic partnerships, joint ventures, divestitures, mergers, and business combinations.

We appreciate the constructive and helpful input from our shareholders and look forward to providing updates on our progress as we execute our plan.”

About Woody Young
Woody Young has had a 30+ year career in investment banking, with extensive experience in telecommunications M&A. He served as the Chairman of Mergers and Acquisitions at Perella Weinberg Partners, in addition to leading the firm’s U.S, telecommunications and media advisory businesses. Previously, he was the Co-Head of Global Telecommunications, Media, and Technology at Lazard. During his career, Mr. Young has advised companies on some of the most notable deals in the telecommunications sector, including AT&T’s acquisition of Time Warner and Sprint’s merger with Nextel Communications. He previously worked at Merrill Lynch, Lehman Brothers, First Boston, and Bain & Company.  He also served as a White House Fellow and special assistant to the Deputy Secretary of the U.S. Treasury from 1991-1992. Mr. Young is a member of the Council on Foreign Relations. Most recently, Mr. Young served as President and a board member of Solidigm.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This release contains “forward-looking statements” related to future events. Forward-looking statements address our expectations or beliefs concerning future events. These statements are made on the basis of management’s views and assumptions, as of the time the statements are made, regarding future events and performance and contain words such as “believe” or “look forward.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. A wide range of factors could materially affect future developments and performance, including, but not limited to, uncertainties related to market conditions and other factors set forth in our other filings with the U.S. Securities and Exchange Commission (the “SEC”). This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative and is not intended to be exhaustive. You should consider these important factors, as well as the risks and other factors contained in our filings with the SEC, including our most recent reports on Form 10-K and Form 10-Q. These risks and uncertainties may cause actual future results to be materially different than those expressed in such forward-looking statements. We do not intend, nor do we undertake any duty, to update any forward-looking statements.

About Frontier
Frontier (NASDAQ: FYBR) is the largest pure-play fiber provider in the U.S. Driven by our purpose, Building Gigabit America®, we deliver blazing-fast broadband connectivity that unlocks the potential of millions of consumers and businesses. For more information, visit www.frontier.com.

Investor Contact	Media Contact
Spencer Kurn	Chrissy Murray
SVP, Investor Relations	VP, Corporate Communications
+1 401-225-0475	+1 504-952-4225
spencer.kurn@ftr.com	chrissy.murray@ftr.com